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Excerpt from Transcript of Remarks by Robb Fraley, Executive Vice President and Chief Technology Officer at Monsanto Company, at the Citi 2016 Basic Materials Conference, held on November 30, 2016

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Robb Fraley: I guess what I would like to begin with is how — we’ve talked about on our fourth-quarter call this year there’s two main things that we have to get done: we have to deliver on our 2017 business plan and on the key milestones that lead us to close the deal with Bayer. I’m going to start this morning and give you a quick update on where the Bayer deal stands.

Just as background, I know how many of you follow this closely, but over the summer and fall our Board carried out a comprehensive evaluation process. We concluded that the Bayer offer was a compelling one for owners, given the certainty and the all-cash consideration of $128 a share.

Now, as someone who lives and breathes R&D every day, I am very excited about this deal. There’s a lot of things that I think are really important, but for me, it all starts with the basis of being able to bring together our chemistry, our biotech, and our data science platforms together. And that is what is going to create that next wave of integrated solutions for farmers.

As an aside, and I have commented on this in other venues, the ag industry is going through a remarkable period of change. Literally hundreds, if not thousands, of new data science and biology startups are entering.

This last year globally a record level of venture capital investment of over $4.5 billion in this space. There’s a huge amount of innovation coming into agriculture and at the same time you are seeing at the level of some of the larger players in the industry a consolidation going on. And I really think this is a reflection of the opportunity that everybody recognizes to up our game and bring these latest innovations to the marketplace.

In the case of the Monsanto Bayer combination, we expect to be able to enable more R&D, which will also enhance innovation and competition. Clearly that benefits farmers and consumers at a broad level.

Quite simply, I would say we need this. Agriculture needs an incredible infusion of innovation if we are going to double the food supply for 10 billion people by 2050. That has always been a key driver for us.

So let me talk about some of the benefits of the merger and I’ll talk about one of the illustrative examples of what we talk about from an integrated solutions perspective. I will just use the example of herbicide-tolerant crops.

To bring a new chemistry to discover, to develop, to register and get approval takes more than a decade. To develop a new trait, to breed it into the seed, to launch it also takes a decade. If you are doing that sequentially, that’s a long time for farmers to wait for the next generation of weed control innovation.

And so one of the real benefits we see by bringing chemistry together with seeds and traits is to be able to do this in parallel in shaving years off of the development timeframe. As you look at bringing together any two companies, there’s lots of synergies and opportunities for both cost savings and benefiting the launch of new products and new innovations. We expect to be able to see increased investment, which will drive additional innovations.

Then, finally, let me just comment for a little bit on closing the deal, timing, and our confidence in doing that. I think it starts with the fact when you look at the Monsanto Bayer combination, one of the things that I think is really clear is there is very little overlap. The Monsanto platform is largely seeds and traits and data science, the Bayer platform is largely chemistry; so bringing the two companies together makes a lot of sense. There’s a small amount of overlap in some of the smaller seed crops, but we believe that those will be readily addressed through divestitures.

I would say the other thing that is important in the deal is we have had a long history — in fact, I would argue that our success has been built on the broad outlicensing of technology to other players. We have licensed our seeds and traits to hundreds of companies around the industry. We’re doing the same thing today in the data science space and Bayer has indicated that — they confirm that they are committed to continuing this practice, which I think again bodes well for competition for the future.

Third of course, as you know, the deal is backed up by a $2 billion reverse breakup fee. Going a little bit more deeper on that, I would say that over the last several months our outreach efforts with farmers and regulators, if anything, reaffirms our confidence that the deal will be done. We just recently did a survey of 500 farmers across the US on the topic of innovation and more than 80% of the growers that we surveyed said they support the business combinations and deals that increase innovation and, frankly, they expect those deals to be approved.

A little bit more detail; let me give you a couple of milestones. First of all, Bayer has already submitted here in the US, the HSR filing, so that has occurred. They’ve indicated publicly that in the first quarter they will submit the documents to the EU, so that would be the first quarter of calendar 2017. Then, as many of you are aware, we will be holding our shareholder vote on the approval of this transaction in just a couple of weeks on December 13 and that’s progressing as you would expect towards that point.

And so until then, that’s kind of my update on the deal. Up till then we operate as two separate companies. We operate as an independent company and we are absolutely focused on delivering the year.

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We were just recognized for the 10th year in a row by science magazine as having one of the premier technology programs in the world. I would point out that Bayer is also listed in that recognition and I think that bodes well for what a combined company can do to create innovation for the future.

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So let me close and make one last set of comments; I’m going to kind of close where I began. This year is really about two things: it’s delivering the business and the business is off to a good start and it’s closing the deal with Bayer.

As I said, we are confident that we are on that path. We’ve made many of the key regulatory submissions. We’re excited about the combination that it represents and the benefits it provides to farmers and to consumers.

I am particularly excited about that ability to integrate the chemistry, the seed, and the data together. I think the opportunity to develop products faster; to do them in parallel versus sequentially is key to getting new technology into the hands of growers. And, finally, the deal really creates a really unique, robust R&D engine that has the potential to deliver more products that drive productivity and profitability for farmers. And that is something that this industry needs.

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P.J. Juvekar: There are two other major chemical companies merging and they have significant ag operations, particularly in Brazil. If they were to combine, hypothetically, would be a big sort of competitive company challenging you in Brazil. So any comments on that competitive landscape?

Robb Fraley: I will just extend — as you know, P.J., I testified at the Grassley committee in support of basically all these combinations, as well as the Monsanto Bayer.

What I see is an agricultural food chain that a lot of things are going on. We are seeing new, disruptive gene editing and data science entrants coming into the space. Literally, thousands of new startups and billions of dollars going into venture capital and that’s really healthy; at the same time, we are seeing the existing players in the existing industry raising their game. So I think farmers win on both levels and I think that’s key.

That is what we’re going to need to do. If we’re going to bring these innovations into the marketplace, we know we have to be able to increase the R&D investment, if we’re going to really, really bring the power of data science and the next generation of advanced biology tools. So I think it’s healthy. I think all these deals both need and should be approved and, frankly, I think it’s a really healthy consolidation that the industry is going through at this time.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Certain statements contained in this presentation are “forward-looking statements,” such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts, as well as the proposed transaction with Bayer Aktiengesellschaft (“Bayer”). These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: risks related to the proposed transaction between the company and Bayer, including the risk that the company’s shareowners do not approve the transaction, the risk that the regulatory approvals required for the transaction may not be obtained on the anticipated terms or time frame or at all, the risk that the other conditions to the completion of the transaction may not be satisfied, the risk that disruptions or uncertainties related to the proposed transaction could adversely affect the company’s business, financial performance and/or relationships with third parties, and the risk that certain contractual restrictions during the pendency of the transaction could adversely affect the company’s ability to pursue business opportunities or strategic transactions; continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public understanding and acceptance of our biotechnology and other agricultural products; the success of the company’s research and development activities; the outcomes of major lawsuits, including potential litigation related to the proposed transaction with Bayer; developments related to foreign currencies and economies; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; the recent increases in levels of indebtedness, continued availability of capital and financing and rating agency actions; the company’s ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters, accidents, and security breaches, including cybersecurity incidents, on the agriculture business or the company’s facilities; and other risks and factors detailed in the company’s most recent periodic report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this presentation. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results. The information on unregistered pesticides in this presentation is for educational purposes and is not an offer to sell or use any unregistered product mentioned in this presentation. Forward Looking Statements © 2016 Monsanto Company

Additional Information and Where to Find It In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148. Participants in Solicitation Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction. Forward Looking Statements Trademarks Trademarks owned by Monsanto Company and its wholly-owned subsidiaries are italicized in this presentation. All other trademarks are the property of their respective owners. Fiscal Year References to year, or to fiscal year, are on a fiscal year basis and refer to the 12-month period ending August 31.

Bayer and Monsanto Combination1 to Create Global Leader in Agriculture with Annual Combined Pro Forma R&D Budget of Approximately $2.7B Combination addresses farmer challenges and the opportunity for significant benefits Increases Innovation Accelerates pace of innovation and enables more efficient R&D investment to address the challenges farmers and society face   Delivers the Future of Agriculture Drives needed innovation within the context of new technologies that are emerging and reshaping agriculture throughout the industry   Benefits Society and Consumers Supports the sustainable production of improved harvests on each acre with smarter tools and data solutions   Benefits Farmers Enables farmers to be more productive, profitable, and sustainable, while enhancing competitive offerings and deploying digital tools faster Expect to continue to broadly license new technologies, continuing to provide choice to farmers 1. The acquisition is subject to customary closing conditions, including Monsanto shareowner approval and receipt of required regulatory approvals.

5 10 15 20 25 Bayer and Monsanto Combination3: Unlocking Significant Innovation Potential Better products to farmers faster SEQUENTIAL VS. PARALLEL HERBICIDE TOLERANCE (HT) DEVELOPMENT: Approx. Timeline (years) SEQUENTIAL PARALLEL Crop Protection1 Trait for Seed1 Crop Protection1 Trait for Seed1 SYSTEM POTENTIALLY AVAILABLE UP TO A DECADE EARLIER From the discovery phase through commercialization, parallel development of the herbicide and the trait can better facilitate joint testing, prioritization and integration This can lead to developing products for farmers faster, shaving years off of the delivery timelines Cost savings can then be reallocated into other areas of R&D EXAMPLE: 1. CropLife America 2. Monsanto estimates 3. The acquisition is subject to customary closing conditions, including Monsanto shareowner approval and receipt of required regulatory approvals. HT SYSTEM2 HT SYSTEM2

Bayer and Monsanto to Create Global Leader in Agriculture1 Combination creates a leader in life science with a balanced portfolio Path to Completion Q1 ’17 Sep-Nov Q2’17 Dec-Feb Q3 ’17 Mar-May Q4 ’17 Jun-Aug Q1 ‘18 Sep-Nov Q2 ‘18 Dec-Feb Drive transaction closure End of 2017 Expected transaction closure Filings with regulatory agencies December 13, 2016 Monsanto to convene shareowner meeting to vote on merger agreement September 14, 2016 Signing of merger agreement between Bayer and Monsanto Transaction Summary All-cash consideration of $128 per Monsanto share Reverse break-up fee of $2 billion Transaction unanimously approved by Monsanto’s Board of Directors, Bayer’s Board of Management and Bayer’s Supervisory Board 1. The acquisition is subject to customary closing conditions, including Monsanto shareowner approval and receipt of required regulatory approvals.

Monsanto Employee Q&A

1.	If I am eligible for or receiving Monsanto retiree medical or life insurance benefits, what will happen?

Monsanto’s current retiree medical and life insurance plans will remain in effect through at least the close. Bayer will determine the retiree medical and life insurance programs post close.

2.	If I am retired, what will happen to my Savings & Investment Plan (SIP) or Pension Plan benefits that I have not yet received?

Your vested benefits under the Monsanto SIP or Pension Plan will not be reduced before or after the closing of the merger with Bayer. Any vested amounts will continue to be held and paid by Monsanto’s current retirement plans until at least the closing of the merger with Bayer.

Bayer will determine the plan under which your vested benefits will be provided post-closing. You will be timely notified as to any changes in administering your vested benefits.

Additional Information and Where to Find It

In connection with the proposed merger transaction involving Monsanto Company (“Monsanto”) and Bayer Aktiengesellschaft (“Bayer”), Monsanto filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents relating to the proposed transaction on November 10, 2016, and has mailed the definitive proxy statement and proxy card to Monsanto’s stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the definitive proxy statement and the other documents filed by Monsanto with the SEC free of charge at the SEC’s website, http://www.sec.gov, and Monsanto’s website, www.monsanto.com. In addition, the documents may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016, which was filed with the SEC on October 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended August 31, 2016 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.